EXHIBIT 10.59

                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
               PERFORMANCE-BASED STOCK AWARD TERMS AND CONDITIONS
                          (DEFERRED ISSUANCE OF SHARES)


DATE OF GRANT:                JANUARY 1, 2005

TARGET PERFORMANCE SHARES:    SEE "SHARES GRANTED/AWARDED"
                              (GRANT ACKNOWLEDGMENT SCREEN)

PERFORMANCE PERIOD:           JANUARY 1, 2005 THROUGH DECEMBER 31, 2008

These TERMS AND CONDITIONS (these "Terms and Conditions") are set forth as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called "Occidental," and collectively with its subsidiaries, the "Company"), and Grantee.

1. GRANT OF TARGET PERFORMANCE SHARES. In accordance with these Terms and Conditions and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"), Occidental grants to the Grantee as of the Date of Grant, the right to receive in Common Shares up to 200% of the number of Target Performance Shares. For the purposes of these Terms and Conditions, "Target Performance Shares" means a bookkeeping entry that records the equivalent of Common Shares awarded pursuant to Section 4.2 of the Plan that is payable upon the achievement of the Performance Goals. Target Performance Shares are not Common Shares and have no voting rights or, except as stated in Section 6, dividend rights.

2. RESTRICTIONS ON TRANSFER. Neither these Terms and Conditions nor any right to receive Common Shares pursuant to these Terms and Conditions may be transferred or assigned by the Grantee other than to a beneficiary designated on a form approved by the Company (if permitted by local law), by will or, if the Grantee dies without designating a beneficiary of a valid will, by the laws of descent and distribution, or (ii) pursuant to a domestic relations order, if applicable, (if approved or ratified by the Administrator).

3. PERFORMANCE GOALS. The Performance Goal for the Performance Period is based on (i) Return on Assets and (ii) a peer company comparison based on Total Shareholder Return, as set forth on Exhibit 1.

     For the purposes of these Terms and Conditions, "Return on Assets" means the percentage obtained by (A) multiplying the sum of the before tax earnings for each year in the Performance Period of the division of the Company employing the Grantee by 0.65 and (B) dividing the resulting product by the sum of such division's Assets as of December 31 for each year in the Performance Period. For the purposes of the foregoing sentence, "Assets" will reflect all acquisitions, divestitures and write-downs during the Performance Period. For the purposes of these Terms and Conditions, Total Shareholder Return shall be calculated for each peer company using the average of its last reported sale price per share of common stock on the New York Stock Exchange - Composite Transactions for the last ten trading days of 2004 and the average of its last reported sale price per share of common stock on the New York Stock Exchange - Composite Transactions for the last ten trading days of 2008. In addition to the Company, the peer companies are: Amerada Hess Corporation, Anadarko Petroleum Corporation, Burlington Resources Inc., ChevronTexaco Corp., ConocoPhillips, Kerr-McGee

Corporation, and Unocal Corporation. If a peer company ceases to be a publicly-traded company at any time during the Performance Period or the Administrator determines pursuant to Section 7 of these Terms and Conditions to reflect a change in circumstances with respect to any peer company, then such company will be removed as a peer company, and the achievement of the Performance Goal will be determined with respect to the remaining peer companies as set forth on Exhibit 1.

4. VESTING AND FORFEITURE OF COMMON SHARES. (a) The Grantee must remain in the continuous employ of the Company through the last day of the Performance Period to receive Common Shares. The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee's employment among the Company and its affiliates or an approved leave of absence. However, if, prior to the end of the Performance Period, the Grantee dies or becomes permanently disabled while in the employ of the Company, retires under a Company-sponsored retirement plan or with the consent of the Company, or terminates employment for the convenience of the Company (each of the foregoing, a "Forfeiture Event"), then the number of Target Performance Shares upon which the Grantee's award is based will be reduced on a pro rata basis based upon the number of days remaining in the Performance Period following the date of the Forfeiture Event.

     (b) The Grantee's right to receive Common Shares in an amount not to exceed 200% of the Target Performance Shares, rounded up to the nearest whole share, will be based and become nonforfeitable upon, the Administrator's certification of the attainment of the Performance Goals.

     (c) For the purposes of Section 4(b), if prior to the end of the Performance Period, the Grantee transfers his employment among the Company and its affiliates, the number of Common Shares attained by the Grantee shall be determined by assessing the level of achievement of the Performance Goals certified by the Administrator for each employing entity and multiplying the number of Target Performance Shares attainable at such level by a fraction equal to the number of months in the Performance Period that the Grantee worked for the entity divided by the total number of months in the Performance Period.

     (d) Notwithstanding Section 4(b), if a Change in Control Event occurs prior to the end of the Performance Period, the Grantee's right to receive Common Shares equal to the number of Target Performance Shares (as adjusted for any Forfeiture Event pursuant to Section 4(a)) will become nonforfeitable. The right to receive Common Shares in excess of the number of Target Performance Shares (as adjusted for any Forfeiture Event pursuant to Section 4(a)) will be forfeited.

5. PAYMENT OF AWARDS; ELECTIVE DEFERRAL. The Common Shares covered by these Terms and Conditions or any prorated portion thereof shall be issued to the Grantee as promptly as practicable after the Administrator's certification of the attainment of the Performance Goals or the Change in Control Event, as the case may be. Notwithstanding the foregoing, the Grantee may elect pursuant to the Occidental Petroleum Corporation 2005 Deferred Stock Program to defer receipt of any Common Shares to which Grantee may be entitled following certification of the attainment of the Performance Goals.

6. CREDITING AND PAYMENT OF DIVIDEND EQUIVALENTS. With respect to the number of Target Performance Shares listed above, the Grantee will be credited on the books and records of Occidental with an amount (the "Dividend Equivalent") equal to the amount per share of any


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


cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending with respect to any portion of the Target Performance Shares covered by these Terms and Conditions on the date on which the Grantee's right to receive such portion becomes nonforfeitable, or, if earlier, the date on which the Grantee forfeits the right to receive such portion. Occidental will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable after the Grantee has been credited with a Dividend Equivalent.

7. ADJUSTMENTS. (a) The number or kind of shares of stock covered by these Terms and Conditions may be adjusted as the Administrator determines pursuant to
Section 6.2 of the Plan in order to prevent dilution or expansion of the Grantee's rights under these Terms and Conditions as a result of events such as stock dividends, stock splits or other changes in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment.

          (b) In addition, the Administrator may adjust the Performance Goal or other features of this Grant as permitted by Section 4.2.3 of the Plan.

8. NO EMPLOYMENT CONTRACT. Nothing in these Terms and Conditions confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

9. TAXES AND WITHHOLDING. The Grantee is responsible for any federal, state, local or foreign tax, including income tax, social insurance, payroll tax, payment on account or other tax-related withholding with respect to the grant of Target Performance Shares (including the grant, the vesting, the receipt of Common Shares, the sale of Common Shares and the receipt of dividends or dividend equivalents, if any). If the Company must withhold any tax in connection with the issuance of any Common Shares or the payment of any other consideration pursuant to the grant of Target Performance Shares (other than the payment of Dividend Equivalents), the Grantee shall satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares (or other securities) that are issued or transferred to the Grantee pursuant to these Terms and Conditions. Any Common Shares (or other securities) so surrendered by the Grantee shall be credited against the Grantee's withholding obligation at their Fair Market Value on the date of surrender to the Company. If the Company must withhold any tax in connection with granting or vesting of Target Performance Shares or the payment of Dividend Equivalents pursuant to this grant of Target Performance Shares the Grantee by acknowledging these Terms and Conditions agrees that, so long as the Grantee is an employee of the Company for tax purposes, all or any part of any such withholding obligation shall be deducted from the Grantee's wages or other cash compensation (including regular pay). The Grantee shall pay to the Company any amount that cannot be satisfied by the means previously described.

10. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal, state and foreign securities laws; however, the Company will not issue any Common Shares or other securities pursuant to these Terms and Conditions if their issuance would result in a violation of any such law.


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


11. RELATION TO OTHER BENEFITS. The benefits received by the Grantee under these Terms and Conditions will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. Additionally, the Target Performance Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses or long-service awards. This grant of Target Performance Shares does not create any contractual or other right to receive future grants of Target Performance Shares, or benefits in lieu of Target Performance Shares, even if Grantee has a history of receiving Target Performance Shares or other stock awards.

12. AMENDMENTS. The Plan may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan. Any amendment to the Plan will be deemed to be an amendment to these Terms and Conditions to the extent it is applicable to these Terms and Conditions; however, no amendment will adversely affect the rights of the Grantee under these Terms and Conditions without the Grantee's consent.

13. SEVERABILITY. If one or more of the provisions of these Terms and Conditions is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of these Terms and Conditions, and the remaining provisions of these Terms and Conditions will continue to be valid and fully enforceable.

14. RELATION TO PLAN; INTERPRETATION. These Terms and Conditions are subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between these Terms and Conditions and the Plan, the provisions of the Plan control. Capitalized terms used in these Terms and Conditions without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of these Terms and Conditions unless otherwise noted.

15. SUCCESSORS AND ASSIGNS. Subject to Sections 2 and 4, the provisions of these Terms and Conditions shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

16. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

17. PRIVACY RIGHTS. By accepting this award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee's personal data as described in these Terms and Conditions by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Occidental, details of this Target Performance Share award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in


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


the Grantee's favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws ("Data"). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee's country or elsewhere, and may have different data privacy laws and protections than the Grantee's country. By accepting these Terms and Conditions, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Administrator in writing. Refusing or withdrawing consent may affect the Grantee's ability to participate in the Plan.

18. ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to this Target Performance Share award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee's consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. GRANTEE'S REPRESENTATIONS AND RELEASES. By accepting this award, the Grantee acknowledges that the Grantee has read these Terms and Conditions and understands that (i) the grant of this Target Performance Share award is made voluntarily by Occidental in its discretion with no liability on the part of any of its direct or indirect subsidiaries and that, if the Grantee is not an employee of Occidental, the Grantee is not, and will not be considered, an employee of Occidental but the Grantee is a third party (employee of a subsidiary) to whom this Target Performance Share award is granted; (ii) the Grantee's participation in the Plan is voluntary; (iii) the future value of any Common shares issued pursuant to this Target Performance Share award cannot be predicted and Occidental does not assume liability in the event such Common Shares have no value in the future; and, (iv) subject to the terms of any tax equalization agreement between the Grantee and the entity employing the Grantee, the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction.

In consideration of the grant of this Target Performance Share award, no claim or entitlement to compensation or damages shall arise from termination of this Target Performance Share award or diminution in value of this Target Performance Share award or Common Shares issued pursuant to this Target Performance Share award resulting from termination of the Grantee's employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting these Terms and Conditions, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.


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


                                    EXHIBIT 1


                         2005 GRANT TO OCC PARTICIPANTS

(% of Number of Target Shares of Performance Stock that become Nonforfeitable based on Comparison of Total Shareholder Return for the Peer Companies for the
                               Performance Period)

-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Ranking       8 COS.       7 COS.       6 COS.       5 COS.       4 COS.       3 COS.       2 COS.
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     1            100%         100%        100%         100%          100%        100%            *
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     2           83.5%        83.5%         75%          75%         66.5%         50%           0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     3           66.5%        66.5%         50%          50%         33.5%          0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     4             50%          50%         50%          25%            0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     5             50%        33.5%         25%           0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     6           33.5%        16.5%          0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     7           16.5%           0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     8              0%
-----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

     * Subject to Committee Discretion

                                      PLUS

 (% of Number of Target Shares of Performance Stock that become Nonforfeitable based on Return on Assets for the Performance Period)

     --------------------------------     --------------------------------
             Return on Assets                     Payout Percentage
     --------------------------------     --------------------------------
                    10%                                 100%
     --------------------------------     --------------------------------
                     9%                                  75%
     --------------------------------     --------------------------------
                     8%                                  50%
     --------------------------------     --------------------------------
                     7%                                  25%
     --------------------------------     --------------------------------
                     6%                                   0%
     --------------------------------     --------------------------------

     If actual ROA falls between stated ROA's, payout percentages will be interpolated.


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